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                      VIRAGEN (EUROPE) LTD. AND SUBSIDIARY

                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

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

                                                          Three Months Ended                  Nine Months Ended
                                                                March 31,                          March 31,
                                                      -----------------------------     -----------------------------
                                                         1998              1997             1998              1997
                                                      -----------        ----------    ------------       -----------
BASIC AND DILUTED

Weighted average shares outstanding                     7,116,059         7,098,159       7,116,059         7,026,714
                                                      ===========        ==========     ===========        ==========

Net Loss                                              $(1,166,520)       $ (258,797)    $(2,427,002)       $ (469,817)
                                                      ===========        ==========     ===========        ==========

Net loss per common share                             $     (0.16)       $    (0.04)    $     (0.34)       $    (0.07)
                                                      ===========        ==========     ===========        ==========
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